UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

BioFuel Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1600 Broadway, Suite 1740

Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 8, 2014, BioFuel Energy Corp. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Staff believes the Company is a “public shell” and the continued listing of its securities is no longer warranted. The Staff believes that the Company no longer has an operating business and, as a result, purchasers of the Company’s securities cannot know definitely what the operating business of the Company will be in the future. Therefore, in accordance with Nasdaq Listing Rule 5101, the Staff has determined to apply more stringent criteria for the continued listing of the Company’s securities. Accordingly, unless the Company requests an appeal of the Staff’s determination, trading of the Company’s common stock will be suspended and the Company’s securities will be removed from listing and registration on Nasdaq.

The Company intends to timely appeal the Staff’s determination to a Nasdaq Hearings Panel (the “Panel”), which will stay the suspension and delisting of the Company’s securities pending the Panel’s decision. The Company will present to the Panel its plan to cease to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, which may include the consummation of one or more strategic transactions currently being evaluated by a special committee of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: May 12, 2014	By:	/s/ Scott H. Pearce
	Name:	Scott H. Pearce
	Title:	President and CEO